Registration No. 333-66289

Registration No. 333-96081

Registration No. 333-92204

Registration No. 333-109857

Registration No. 333-139502

Registration No. 333-147256

Registration No. 333-163975

Registration No. 333-167548

Registration No. 333-174797

Registration No. 333-177784

Registration No. 333-192269

Registration No. 333-200071

Registration No. 333-214504

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-66289

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-96081

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-92204

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-109857

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-139502

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-147256

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-163975

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167548

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174797

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-177784

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-192269

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-200071

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-214504

UNDER

THE SECURITIES ACT OF 1933

IXYS, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1590 BUCKEYE DRIVE MILPITAS, CALIFORNIA	95035-7418
(Address of principal executive offices)	Zip Code

Paradigm Technology, Inc. Amended and Restated 1994 Stock Option Plan

IXYS Corporation Amended and Restated 1989 Common Stock Option Plan

1999 Equity Incentive Plan

1999 Employee Stock Purchase Plan

1999 Non-Employee Directors’ Equity Incentive Plan

C.P. Clare Corporation Non-Qualified Stock Option Plan

CP Clare Corporation 1995 Stock Option and Incentive Plan

Microwave Technology, Inc. 1990 Stock Option Plan

Microwave Technology, Inc. 2000 Stock Option Plan

IXYS Corporation 1999 Equity Incentive Plan

IXYS Corporation 1999 Employee Stock Purchase Plan

IXYS Corporation 2009 Equity Incentive Plan

ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan, as amended

ZiLOG, Inc. 2004 Omnibus Stock Incentive Plan, as amended

IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan

IXYS Corporation 2011 Equity Incentive Plan

IXYS Corporation 2013 Equity Incentive Plan

IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan

IXYS Corporation 2016 Equity Incentive Plan

(Full title of the plans)

IXYS, LLC

1590 Buckeye Drive

Milpitas, California 95035

(408) 457-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company”and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with the new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by IXYS, LLC, formerly known as IXYS Corporation (the “Company”), on Form S-8 (collectively, the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), pertaining to the registration of the Company’s shares of common stock, par value $0.01 per share (“Common Stock”), offered under equity plans and agreements:

•	Registration Statement No. 333-66289 for the sale of 389,914 shares of Common Stock, originally filed with the SEC on October 29, 1998;

•	Registration Statement No. 333-96081 for the sale of 3,500,000 shares of Common Stock, originally filed with the SEC on February 3, 2000;

•	Registration Statement No. 333-92204 for the sale of 992,293 shares of Common Stock, originally filed with the SEC on July 10, 2002;

•	Registration Statement No. 333-109857 for the sale of 26,146 shares of Common Stock, originally filed with the SEC on October 21, 2003;

•	Registration Statement No. 333-139502 for the sale of 4,631,250 shares of Common Stock, originally filed with the SEC on December 20, 2006;

•	Registration Statement No. 333-147256 for the sale of 350,000 shares of Common Stock, originally filed with the SEC on November 9, 2007;

•	Registration Statement No. 333-163975 for the sale of 900,000 shares of Common Stock, originally filed with the SEC on December 23, 2009;

•	Registration Statement No. 333-167548 for the sale of 1,019,552 shares of Common Stock, originally filed with the SEC on June 16, 2010;

•	Registration Statement No. 333-174797 for the sale of 350,000 shares of Common Stock, originally filed with the SEC on June 9, 2011;

•	Registration Statement No. 333-177784 for the sale of 6000,000 shares of Common Stock, originally filed with the SEC on November 7, 2011;

•	Registration Statement No. 333-192269 for the sale of 2,000,000 shares of Common Stock, originally filed with the SEC on November 12, 2013;

•	Registration Statement No. 333-200071 for the sale of 350,000 shares of Common Stock, originally filed with the SEC on November 10, 2014; and

•	Registration Statement No. 333-214504 for the sale of 2,000,000 shares of Common Stock, originally filed with the SEC on November 8, 2016.

The Company is filing this Post-Effective Amendment to its Registration Statements to withdraw and remove from registration the registered and unsold securities issuable by the Company pursuant to the above referenced Registration Statements.

On January 17, 2018, pursuant to the Agreement and Plan of Merger, dated as of August 25, 2017 (the “Merger Agreement”), by and among the Company, Littelfuse, Inc., a Delaware corporation (“Parent”), and Iron Merger Co., Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), as amended by Amendment No. 1 dated as of December 4, 2017, by and among the Company, Parent, Merger Sub and IXYS Merger Co., LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub Two”), Merger Sub merged with and into the Company (the “Initial Merger”), with the Company continuing as the surviving corporation of the Initial Merger. Further to the terms of the Merger Agreement, the Company, as the surviving corporation of the Initial Merger, merged with and into Merger Sub Two (the “Follow-On Merger”), with Merger Sub Two continuing as the surviving corporation in the Follow-On Merger and a wholly-owned subsidiary of Parent.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on January 17, 2018.

IXYS, LLC

By:	/s/ Ryan K. Stafford
Ryan K. Stafford
Manager

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.